NEITHER THIS 15% SECURED CONVERTIBLE PROMISSORY NOTE (THIS “NOTE”), NOR THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF, HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER APPLICABLE FEDERAL OR STATE SECURITIES LAWS, AND HAVE BEEN ISSUED AND SOLD IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SUCH LAWS, INCLUDING, WITHOUT LIMITATION, THE EXEMPTION CONTAINED IN SECTION 4(2) OF THE SECURITIES ACT. NEITHER THIS NOTE NOR SUCH SECURITIES MAY BE SOLD OR TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT HAS BECOME AND IS THEN EFFECTIVE WITH RESPECT TO SUCH SECURITIES, (2) THIS NOTE OR SUCH SECURITIES, AS APPLICABLE, IS TRANSFERRED PURSUANT TO RULE 144 PROMULGATED UNDER THE SECURITIES ACT (OR ANY SUCCESSOR RULE) OR (3) THE COMPANY (AS HEREINAFTER DEFINED) HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT, TO THE EFFECT THAT THE PROPOSED SALE OR TRANSFER OF THIS NOTE OR SUCH SECURITIES IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT AND ALL OTHER APPLICABLE FEDERAL OR STATE SECURITIES LAWS.

US$_____________	____________, 2014

QUANTUMSPHERE, INC.

15% SECURED CONVERTIBLE PROMISSORY NOTE

FOR VALUE RECEIVED, QuantumSphere, Inc., a California corporation (the “Company”), promises to pay to the order of ____________________________, an individual, or such person’s successors and assigns (collectively, the “Holder”), the principal amount of _______________________________ Dollars (US$___________) (“Principal”), together with all accrued and unpaid interest hereunder, on or before March 31, 2014 (the “Maturity Date”), subject to automatic extension thru the period concluding on the thirty (30) day anniversary of finalization of all comments of securities regulatory agencies in connection with the pending merger by and between the Company and PubCo (as defined in Section 4(a) hereinbelow), but in no event later than July 31, 2014. Interest shall accrue and be payable as specified in Section 2.

A. This Note is one of a series (the “Series”) of notes designated as the “15% Secured Convertible Promissory Notes”, in an aggregate principal amount not to exceed Four Million Five Hundred Dollars ($4,500,000).

B. The obligations due under this Note and the other notes in the Series are secured by a Security Agreement (the “Security Agreement”) dated as of the date hereof and executed by the Company for the benefit of each Holder, and junior in priority to the debt financing to be secured by the Company from Novus Capital in a principal amount up to $750,000 (the “Novus Capital Financing”). In the event the Company elects not to enter into definitive agreements with respect to the Novus Capital Financing, then in in such event this Note and the other notes in the Series shall be junior in priority to an alternative senior debt financing obtained by the Company in a principal amount not to exceed $750,000. Additional rights of Holder and the other holders of notes in the Series are set forth in the Security Agreement. The Company, the Holder, the other holders of the notes in the Series and a collateral agent have also entered into an Intercreditor Agreement dated of even date herewith.

C. This Note is convertible into securities of the Company as provided herein.

The following is a statement of the rights of the Holder and certain conditions to which this Note is subject, and to which the Holder, by the acceptance of this Note, agrees:

1. Definitions. As used in this Note, the following capitalized terms have the following meanings:

(a) “Business Day” means a day (i) other than Saturday or Sunday, and (ii) on which commercial banks are open for business in the State of California.

(b) “Default Rate” means an interest rate of eighteen percent (18%) per annum.

(c) “Event of Default” has the meaning given in Section 6 hereof.

(d) “Highest Lawful Rate” means the maximum non-usurious rate of interest, as in effect from time to time, which may be charged, contracted for, reserved, received or collected by the Holder in connection with this Note under applicable law.

(e) “Holder” shall mean the person or entity specified in the introductory paragraph of this Note or any person or entity who shall at the time be the registered holder of this Note.

(f) “Note” shall mean this 15% Secured Convertible Promissory Note.

(g) “Obligations” means all debts, liabilities and obligations of the Company to the Holder under this Note and the Security Agreement, including all unpaid Principal of this Note, all Interest accrued hereon, and all other amounts payable by the Company to the Holder hereunder and under the Security Agreement, whether due or to become due, absolute or contingent, liquidated or unliquidated, determined or undetermined.

2. Interest. Interest shall accrue on all outstanding Principal from the date hereof until paid at a rate of Fifteen Percent (15%) per annum (“Interest”). Interest shall be computed on the basis of the actual number of days elapsed and a year of three hundred sixty (360) days. During the existence of an Event of Default, Interest shall accrue on all outstanding Principal at the Default Rate.

3. Prepayment. The Principal and Interest may not be prepaid by the Company without the prior written consent of the Holder.

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4. Conversion.

(a) The Company plans to identify and enter into a reverse merger transaction (the “Reverse Merger”) with a publicly traded corporation having securities registered under Section 12(g) of the Securities Exchange Act of 1934, as amended, and quoted on the OTC Bulletin Board (“Pubco”), pursuant to which the Company will become a wholly-owned subsidiary of Pubco and the Company’s shareholders will own a controlling interest in Pubco. Immediately prior to the close of the Reverse Merger, the Company plans to complete a private placement of units (the “Units”), each consisting of one (1) share of the Company’s common stock and one-half (.5) warrant having a term of five (5) years and an exercise price of $1.50 per full share, for a sales price of $2.00 per Unit, which will result in minimum proceeds to the Company of Two Million Dollars ($2,000,000) (the “Financing). In the event the Reverse Merger and the Financing are completed prior to the Maturity Date, the outstanding Principal and Interest shall automatically be converted into Units of the Company at a price per Unit equal to Ninety Percent (90%) of the sales price for the Units in the Financing. The conversion shall be subject to the closing of the Reverse Merger but shall be deemed to occur immediately prior to the closing of the Reverse Merger. In the event the Reverse Merger and the Financing are not completed prior to the Maturity Date, the Principal and Interest shall be due and payable on the Maturity Date as provided herein.

(b) Until the repayment in full of this Note, in the sole and absolute discretion of the Holder, the Principal and Interest on this Note shall be convertible at any time, and from time to time, into Units at a price of $1.80 per Unit by submitting to the Company a notice of conversion, the form of which is attached hereto as Exhibit A (by facsimile or other reasonable means of communications, to the attention of the Company’s CEO & President).

(c) On each conversion date and in accordance with the automatic conversion or the notice of voluntary conversion, the Company shall make the appropriate reduction to the Interest due and payable and then the Principal due and payable and on such date and shall provide written notice thereof to the Holder as well as a description of the derivation thereof. In the event of an automatic or voluntary conversion of this Note, as soon as reasonably practicable thereafter the Company shall issue instructions to the transfer agent to issue the required number of Units to the Holder, which shall be accompanied by an opinion of counsel to the Company, if required. In the case of an automatic conversion pursuant hereto, the Units shall be deemed to have been issued immediately prior to the close of the Merger and the Financing. In the case of a voluntary conversion, the Units shall be deemed to have been issued on the date the notice of conversion is received by the Company. The Holder shall be treated for all purposes as the holder of record of the Units unless the Holder provides the Company with written instructions to the contrary or as otherwise required by law.

(d) If the Company shall at any time from the date hereof through the repayment of this Note in full or the earlier conversion in full hereof, by reclassification or otherwise, change the Company’s common stock into the same or a different number of securities of any class or classes, or effect a split or reverse split of the Company’s common stock, this Note, as to the unpaid Principal and Interest, shall thereafter be deemed to evidence the right to purchase an adjusted number of Units and underlying securities as would have been issuable as a result of such change with respect to the Company’s common stock if the Holder held such Units prior to such change. Whenever any event referenced in the first sentence of this subsection shall become effective or be earlier approved by the Board of Directors of the Company, the Company shall promptly mail by registered or certified mail, return receipt requested, to the Holder of this Note notice of such adjustment or adjustments setting forth the number of Units (and other securities or property) issuable upon the conversion of this Note and the conversion price (and other securities or property) after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made. Such notice, in the absence of manifest error, shall be conclusive evidence of the correctness of such adjustment.

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(e) The Company covenants that until the repayment in full of this Note or the earlier conversion in full hereof, the Company will reserve from its respective authorized and unissued shares of common stock a sufficient number of shares, free of preemptive rights, to provide for the issuance of the Units upon the full conversion of this Note. The Company is required to have authorized and reserved such number of shares of Company common stock as is actually issuable upon full conversion of the Notes and exercise of the warrants underlying the Units (based upon the conversion price in effect from time to time). The Company represents that upon issuance of the Units, such Units and securities underlying the Units shall be duly and validly issued, fully paid, and nonassessable. In addition, if the Company shall issue any securities or make any change to its capital structure which would change the number of Units into which this Note shall be convertible at the then current conversion price, the Company shall, at the same time make proper provision so that thereafter there shall be a sufficient number of Units (and securities underlying the Units) authorized and reserved, free from preemptive rights, for conversion of the Note. The Company agrees that its issuance of this Note shall constitute full authority to the respective officers and agents of the Company who are charged with the duty of executing certificates, if any, to execute and issue the necessary Units in accordance with the terms and conditions of this Note.

(f) Upon any partial conversion of this Note pursuant to Section 3(b), a new Note containing the same date, terms, and provisions shall, at the request of the Holder, be issued by the Company to the Holder for the Principal balance of this Note and the Interest which shall not have theretofore been converted or paid.

(g) No fraction of a Unit will be issued upon conversion, but the number of such Units issuable shall be rounded to the nearest whole Unit.

(h) Nothing contained in this Note shall be construed as conferring upon the Holder or any other person or entity the right to vote or to consent or to receive notice as a shareholder in respect of meeting of shareholders for the election of directors of the Company or any other matters or any rights whatsoever as a shareholder of the Company; and no dividends shall be payable or accrued in respect of this Note.

(i) If at any time during the three year period following the automatic or voluntary conversion of this Note, the Company shall determine to prepare and file with the United States Securities and Exchange Commission (the “SEC”) a registration statement relating to an offering for its own account or the account of others under the Securities Act of 1933, as amended (the “Securities Act”) of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with the Company’s stock option or other employee benefit plans, then the Company shall deliver to the Purchaser a written notice of such determination and, if within twenty (20) days after the date of the delivery of such notice, the Purchaser shall so request in writing, the Company shall at its expense include in such registration statement all or any part of the Units acquired by Purchaser upon conversion of this Note (or pursuant to exercise of the warrants underlying the Units) which the Purchaser requests to be registered; provided, however, that the Company shall not be required to register any securities pursuant to this Section 3(i) that are eligible for resale pursuant to Rule 144 (without volume restrictions or current public information requirements) promulgated by the Securities and Exchange Commission pursuant to the Securities Act or that are the subject of a then effective registration statement. If the registration, as described above, involves an underwritten offering, the Company will not be required to register the Units or the underlying securities in excess of the amount that the principal underwriter reasonably and in good faith recommends may be included in such offering (a “Cutback”), which recommendation, and supporting reasoning, shall be delivered to the Holder. If such a Cutback occurs, the number of shares that are entitled to be included in the registration and underwriting shall be allocated in the following manner: (i) first, to the Company for any securities it proposes to sell for its own account, and (ii) second, to the Holder and other holders of stock of the Company requesting inclusion in the registration, pro rata among the respective holders thereof on the basis of the number of shares for which each such requesting holder has requested registration.

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5. Highest Lawful Rate. Notwithstanding any provision to the contrary contained herein, if during any period for which Interest is computed hereunder, the amount of Interest computed on the basis provided for in this Note, together with all fees, charges and other payments which are treated as interest under applicable law, as provided for herein or in any other document executed in connection herewith, would exceed the amount of such Interest computed on the basis of the Highest Lawful Rate, the Company shall not be obligated to pay, and the Holder shall not be entitled to charge, collect, receive, reserve or take Interest in excess of the Highest Lawful Rate, and during any such period the Interest payable hereunder shall be computed on the basis of the Highest Lawful Rate.

6. Events of Default. Any of the following events which shall occur shall constitute an “Event of Default”:

(a) the Company shall fail to pay when due any amount of principal or interest hereunder or other amount payable hereunder or under the Security Agreement, where such failure continues for five (5) days after receipt of written notice from Holder specifying such failure; or

(b) the Company shall: (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or any material part of its property; (ii) admit in writing its inability to pay its debts generally as they become due; (iii) make a general assignment for the benefit of any of its creditors; (iv) be dissolved or liquidated in full or in part; (v) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it; or (vi) take or approve any action for the purpose of effecting any of the foregoing; or

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(c) proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company or of all or any material part of its property, or a voluntary or involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect, shall be commenced and such involuntary case or proceeding shall not be dismissed or discharged within sixty (60) days of commencement; or an order for relief shall be entered against the Company under the federal bankruptcy laws as now or hereafter in effect; or

(d) a default or event of default under any agreement of the Company shall occur that gives the holder of any other indebtedness for borrowed money of the Company the right to accelerate the maturity of such indebtedness (subject to any applicable cure periods set forth therein, if any); or

(e) the Company shall fail to observe or perform any other covenant, obligation, condition or agreement contained in this Note or the Security Agreement and (i) such failure shall continue for fifteen (15) days, or (ii) if such failure is not curable within such fifteen (15) day period, but is reasonably capable of cure within thirty (30) days, either (A) such failure shall continue for thirty (30) days or (B) the Company shall not have commenced a cure in a manner reasonably satisfactory to Holder within the initial fifteen (15) day period; or

(f) any representation or warranty made or furnished by or on behalf of Company to Holder in writing in connection with this Note or the Security Agreement shall be false, incorrect, incomplete or misleading in any material respect when made or furnished.

Upon the occurrence of any Event of Default, (x) the Holder may at any time declare all unpaid Obligations to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Company; (y) the Holder may exercise all rights and remedies available to the Holder hereunder and under the Security Agreement and applicable law, and (z) in the case of an Event of Default described in Section 6(b) or 6(c), all unpaid Obligations shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly and irrevocably waived by the Company.

7. Successors and Assigns. Subject to the restrictions on transfer described in Section 10, the rights and obligations of the Company and the Holder hereunder shall be binding upon and inure to the benefit of the successors, assigns, heirs, administrators and transferees of the parties. Due to the reliance by the Company on the exemption from registration provided by Rule 506 of Regulation D, as promulgated pursuant to the Securities Act, and the representation by Holder to the Company that Holder is an “accredited investor” as such term is defined by Rule 501(a) of Regulation D, no assignment of this Note shall be made to any person who is not an “accredited investor”, where any assignment or transfer of this Note, or any attempt thereof, shall be null and void.

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8. Amendments and Waivers. This Note may not be amended or modified, nor may any of its terms be waived, except by written instruments signed by the Company and Holder. Each waiver or consent under any provision hereof shall be effective only in the specific instances for the purpose for which given.

9. Transfer of this Note. Transfers of this Note shall be registered upon registration books maintained for such purpose by or on behalf of the Company. Prior to presentation of this Note for registration of transfer, the Company shall treat the registered Holder hereof as the owner and the Holder of this Note for the purpose of receiving all payments of Principal and Interest hereon and for all other purposes whatsoever, whether or not this Note shall be overdue and the Company shall not be affected by notice to the contrary.

10. Assignment or Delegation by the Company. Neither this Note nor any of the rights, interests or obligations hereunder may be assigned or delegated in whole or in part by the Company without the prior written consent of Holder.

11. Notices. Except as otherwise provided herein, all notices, requests, demands, consents, instructions or other communications to or upon the Company or Holder under this Note shall be in writing and mailed or delivered to each party to its address set forth in the Security Agreement (or to such other address as the recipient of any notice shall have notified the other in writing). All such notices and communications shall be effective (a) when sent by a commercially recognized means of overnight delivery providing confirmation of receipt, on the business day following the deposit with such service; (b) when mailed, by registered or certified mail, first class postage prepaid and addressed as aforesaid through the United States Postal Service, upon receipt; and (c) when delivered by hand, upon delivery.

12. Expenses; Waivers. If action is instituted to collect this Note, the Company promises to pay on demand all costs and expenses, including reasonable attorneys’ fees and costs, incurred in connection with such action. The Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

13. Further Assurance. Each party shall execute, acknowledge, deliver, file, notarize and register (at its own expense) all documents, instruments, certificates, agreements and assurances and provide all information and take or forbear from all such action as the other party may reasonably deem necessary or appropriate to achieve the purposes of the Note or satisfy the obligations of the Company hereunder.

14. Severability. Whenever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under all applicable laws and regulations. If, however, any provision of this Note shall be prohibited by or be invalid under any such law or regulation in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without affecting the remaining provisions of this Note, or the validity or effectiveness of such provision in any other jurisdiction.

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15. Cumulative Rights, etc. The rights, powers and remedies of Holder under this Note and the Security Agreement shall be in addition to all rights, powers and remedies given to Holder by virtue of any applicable law, rule or regulation of any governmental authority, the Security Agreement or any other agreement, all of which rights, powers, and remedies shall be cumulative and may be exercised successively or concurrently without impairing Holder’s rights hereunder. The Company waives any right to require Holder to proceed against any person or entity or to exhaust any collateral or to pursue any remedy in Holder’s power.

16. No Waiver. No course of dealing between the Company and the Holder or any delay on the part of the Holder in exercising any rights or remedies shall operate as a waiver of any such right or remedy of the Holder.

17. Construction. Each of the Security Agreement and this Note is the result of negotiations among, and has been reviewed by, the Company, Holder and their respective counsel. Accordingly, this Note and the Security Agreement shall be deemed to be the product of all parties hereto, and no ambiguity shall be construed in favor of or against the Company or Holder.

18. Other Interpretive Provisions. References in this Note and the Security Agreement to any document, instrument or agreement (a) includes all exhibits, schedules and other attachments thereto, (b) includes all documents, instruments or agreements issued or executed in replacement thereof, and (c) means such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified and supplemented from time to time and in effect at any given time. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Note or the Security Agreement refer to this Note or the Security Agreement, as the case may be, as a whole and not to any particular provision of this Note or the Security Agreement, as the case may be. The words “include” and “including” and words of similar import when used in this Note or the Security Agreement shall not be construed to be limiting or exclusive.

19. Governing Law and Jurisdiction. This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the internal laws of the State of California, without regard to the conflicts of law rules of the State of California or of any other jurisdiction.

20. Waiver of Jury Trial. EACH OF THE COMPANY AND THE HOLDER, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY AS TO ANY ISSUE RELATED HERETO IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS NOTE.

21. Subordination. Holder expressly agrees to the subordination of this Note to the Novus Capital Financing to be secured by the Company from Novus Capital in the proposed amount of Seven Hundred Fifty Thousand Dollars ($750,000.00), where no further action need to be taken by the Company other than written notice from the Company as to the funding of the Novus Capital Financing and the subordination of this Note thereby.

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IN WITNESS WHEREOF, this Note has been executed by the Company as of the date first above written.

The Company:
QuantumSphere, Inc.,
a California Corporation

By:
Kevin D. Maloney
	Title:	CEO & President

Acknowledged and agreed to this ___ day of _______________

The Holder:

Signature

Name:

Title (if applicable):

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